INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in the Registration Statement of Northwest Teleproductions, Inc. on Form S-8 (File No. 33-69036) of our report dated June 10, 1998, except for the sale/leaseback disclosures in Notes 1, 2, 7, and 8, as to which the date is June 24, 1998, appearing in this Annual Report on Form 10-KSB of Northwest Teleproductions, Inc. and subsidiaries for the year ended March 31, 1998.


/s/ Deloitte & Touche LLP
Minneapolis, Minnesota
June 26, 1998